UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 13, 2025

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INTEGER HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	1-16137	16-1531026
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, Suite 1150

Plano, Texas 75024

(Address of Principal Executive Offices) (Zip Code)

(214) 618-5243

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ITGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Indenture and Notes

On March 18, 2025, Integer Holdings Corporation (the “Company”) closed its private offering of $1 billion aggregate principal amount of 1.875% Convertible Senior Notes due 2030 (the “Notes”), which amount includes the exercise in full of the $125 million option granted to the initial purchasers of the Notes (the “Convertible Senior Notes Offering”), to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended.  The Notes bear interest at a fixed rate of 1.875% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2025.  The Notes will mature on March 15, 2030, unless earlier repurchased, redeemed or converted in accordance with their terms.  The Notes are convertible at the option of the holders, under certain circumstances and during certain periods, into cash up to the aggregate principal amount of the Notes to be converted and cash, shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The net proceeds from the Convertible Senior Notes Offering were approximately $976.1 million, after deducting estimated initial purchasers’ discounts and estimated offering expenses payable by the Company.  The Company used a portion of the net proceeds from the Convertible Senior Notes Offering to pay the cost of the Capped Call Transactions described below and to fund the cash portion of the Exchange Transactions described below. The Company intends to use the remainder of the net proceeds to repay outstanding borrowings and any accrued and unpaid interest, and any prepayment premium, penalty or other amount, if any, due under the Company’s credit agreement dated as of September 2, 2021 by and among Greatbatch Ltd., as borrower, the Company, as parent, Wells Fargo Bank, National Association, as administrative agent, and the other parties from time to time party thereto, as such credit agreement may be amended, restated, supplemented or otherwise modified through the date of filing of this Current Report on Form 8-K (the “Credit Agreement”), and for general corporate purposes.

The Company issued the Notes pursuant to an indenture dated as of March 18, 2025 (the “Indenture”) by and between the Company and Wilmington Trust, National Association, as trustee.

Prior to the close of business on the business day immediately preceding December 15, 2029, the Notes are convertible at the option of the holders of the Notes only under certain conditions. On or after December 15, 2029, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of the Notes at their option at the conversion rate then in effect, irrespective of these conditions.  The Company will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.  The conversion rate will initially be 6.6243 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $150.96 per share of Common Stock).  The conversion rate is subject to customary adjustments upon the occurrence of certain events.  The Company may not redeem the Notes prior to March 20, 2028.  The Company may redeem for cash all or part of the Notes, at its option, on or after March 20, 2028, under certain circumstances at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date (as defined in the Indenture).

If the Company undergoes a fundamental change (as defined in the Indenture), holders of the Notes may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (as defined in the Indenture). In addition, if a “make-whole fundamental change” (as defined in the Indenture) occurs or if the Company sends a notice of redemption (as defined in the Indenture), the Company will be required in certain circumstances to increase the conversion rate for any Notes converted in connection with such make-whole fundamental change or notice of redemption by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; failure by the Company to comply with its conversion obligations upon exercise of a holder’s conversion right under the Indenture; breach of covenants or other agreements in the Indenture; defaults by the Company or any significant subsidiary (as defined in the Indenture) with respect to other indebtedness in excess of a threshold amount; failure by the Company or any significant subsidiary to pay final judgments in excess of a threshold amount; and the occurrence of certain events of bankruptcy, insolvency or reorganization with respect to the Company or any significant subsidiary. Generally, if an event of default occurs and is continuing under the Indenture, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any indebtedness that is expressly subordinated to the Notes and will rank equally with all of its existing and future senior unsecured indebtedness that is not so subordinated, including the Company’s 2028 Notes (as defined below). The Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness, including the Company’s obligations under the Credit Agreement, to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future liabilities (including trade payables) of the Company’s existing and future subsidiaries, including obligations of certain of its subsidiaries under the Credit Agreement.

The foregoing description of the Indenture and the Notes above is qualified in its entirety by reference to the full texts of the Indenture and the Form of Note, which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Capped Call Transactions

On March 13, 2025, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (the “Base Capped Call Transactions”) with certain of the initial purchasers or their respective affiliates and certain other financial institutions (the “Option Counterparties”). In addition, on March 14, 2025, in connection with the initial purchasers’ exercise in full of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties.  The Company used $71.0 million of the net proceeds from the Convertible Senior Notes Offering to pay the cost of the Capped Call Transactions.  The Capped Call Transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, in the event that the market price per share of the Common Stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions, which initially corresponds to the conversion price of the Notes and is subject to customary anti-dilution adjustments.  The cap price of the Capped Call Transactions will initially be $189.44 per share and is subject to customary anti-dilution adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with the Option Counterparties, are not part of the terms of the Notes and will not change the holders’ rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions above is qualified in its entirety by reference to the full texts of the form of the base capped call confirmation and the form of the additional capped call confirmation relating to the Capped Call Transactions, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Exchange Transactions

On March 13, 2025, the Company entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”), with a limited number of holders of its 2.125% Convertible Senior Notes due 2028 (the “2028 Notes”), to exchange approximately $383.7 million in aggregate principal amount of 2028 Notes for an aggregate of approximately $384.4 million in cash and 1,553,806 shares of Common Stock (the “Note Exchange Transactions”).

In connection with the Note Exchange Transactions, the Company expects that holders of the 2028 Notes who have agreed to have their 2028 Notes exchanged and who have hedged their equity price risk with respect to such 2028 Notes (the “hedged holders”) will unwind all or part of their hedge positions by buying Common Stock and/or entering into or unwinding various derivative transactions with respect to the Common Stock. The amount of Common Stock to be purchased by the hedged holders or the notional number of shares of Common Stock underlying such derivative transactions may be substantial in relation to the historic average daily trading volume of the Common Stock. This activity by the hedged holders could increase (or reduce the size of any decrease in) the market price of the Common Stock, including concurrently with the pricing of the Notes, resulting in a higher effective conversion price of the Notes. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the Notes or the Common Stock and the corresponding effect on the initial conversion price of the Notes.

Unwind Agreements

As previously disclosed, in connection with issuing the 2028 Notes, the Company entered into privately negotiated capped call transactions (the “Existing Capped Call Transactions”) with certain financial institutions (the “Existing Capped Call Counterparties”). In connection with the Exchange Agreements, the Company entered into agreements substantially in the form attached hereto as Exhibit 10.3 (the “Unwind Agreements”) with the Existing Capped Call Counterparties to terminate a portion of the Existing Capped Call Transactions in a notional amount corresponding to the amount of 2028 Notes exchanged.

In connection with the termination of these transactions, the Company expects that the Existing Capped Call Counterparties and/or their respective affiliates entered into or unwound various derivatives with respect to the Common Stock and/or bought or sold shares of the Common Stock concurrently with or shortly after pricing of the Notes.  This activity could have increased (or reduced the size of any decrease in) or decreased (or reduced the size of any increase in) the market price of the Common Stock, which could have affected the conversion price of the Notes.

The description of the Unwind Agreements above is qualified in its entirety by reference to the full text of the form of Unwind Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

Sale of the Notes

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Company offered and sold the Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”). The Company relied on this exemption from registration based in part on representations made by the initial purchasers. The Notes were resold by the initial purchasers to persons whom the initial purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any shares of the Common stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 8,445,900 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 8.4459 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

Exchange Transactions

The information under the heading “Exchange Transactions” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of shares of Common Stock pursuant to the Exchange Agreements was exempt from registration under the Securities Act in reliance upon Section 4(a)(2) thereof. The Company is relying on this exemption from registration based in part on representations made by the holders of 2028 Notes party to the Exchange Agreements.

Item 7.01. Regulation FD Disclosure.

On March 18, 2025, the Company announced the closing of the Convertible Senior Notes Offering. A copy of the press release announcing the closing of the Convertible Senior Notes Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit

4.1	Indenture, dated March 18, 2025, by and between Integer Holdings Corporation and Wilmington Trust, National Association as trustee
4.2	Form of 1.875% Convertible Senior Note due 2030 (included in Exhibit 4.1)
10.1	Form of Base Capped Call Confirmation
10.2	Form of Additional Capped Called Confirmation
10.3	Form of Unwind Agreement
99.1	Press Release, dated March 18, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGER HOLDINGS CORPORATION

Date: March 19, 2025	By:	/s/ Diron Smith
Diron Smith
Executive Vice President and Chief Financial Officer